Exhibit 99.1

ABCJ, LLC Reports and Financial Statements For the years ended December 31, 2024 and 2023

ABCJ, LLC

TABLE OF CONTENTS

Page(s)
Independent Auditor's Report	1
Financial Statements
Consolidated Balance Sheets as of December 31, 2024 and 2023	2
Consolidated Statements of Operations and Comprehensive Loss for the years ended December 31, 2024 and 2023	3
Consolidated Statements of Changes in Members' Equity for the years ended December 31, 2024 and 2023	4
Consolidated Statements of Cash Flows for the years ended December 31, 2024 and 2023	5
Notes to the Consolidated Financial Statements	6 – 9

Independent Auditor's Report

To the Board of Managers of ABCJ, LLC:

Opinion

We have audited the consolidated financial statements of ABCJ, LLC and subsidiaries (the "Company"), which comprise the consolidated balance sheets as of December 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive loss, members' equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date that the consolidated financial statements are issued.

Auditor's Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte Touche Tohmatsu

Hong Kong, People Republic of China

December 23, 2025

ABCJ, LLC

Consolidated Balance Sheets

As of December 31, 2024 and 2023

(in thousands of US Dollars, unless otherwise stated)

	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$4,871	$5,381
Prepayment and other receivables	69	152
Total current assets	4,940	5,533
Non-current assets:
Property and equipment, net	813	1,037
Intangible asset	14,000	14,000
Total non-current assets	14,813	15,037
Total assets	$19,753	$20,570
Liabilities
Current liabilities:
Trade payables	$224	$154
Accrued expenses and other current liabilities	1,741	2,777
Amount due to intermediate holding company	4	4
Amount due to fellow subsidiary	2	2
Total current liabilities	1,971	2,937
Total liabilities	1,971	2,937
Commitments and contingencies (Note 8)

Members' Equity
Members' contribution	210,872	194,372
Accumulated deficit	(193,090)	(176,739)
Total members' equity	17,782	17,633
Total liabilities and members' equity	$19,753	$20,570

The accompanying notes are an integral part of these consolidated financial statements.

ABCJ, LLC

Consolidated Statements of Operations and Comprehensive Loss

For the years ended December 31, 2024 and 2023

(in thousands of US Dollars, unless otherwise stated)

	Years Ended December 31,
	2024	2023
Operating expenses:
Research and development	$14,657	$9,761
General and administrative	1,694	1,776
Total operating expenses	16,351	11,537
Loss from operations	(16,351)	(11,537)

Other income:
Exchange gain, net	-	22
Total other income	-	22
Net loss and total comprehensive loss	$(16,351)	$(11,515)

The accompanying notes are an integral part of these consolidated financial statements.

ABCJ, LLC

Consolidated Statements of Changes in Members' Equity

For the years ended December 31, 2024 and 2023

(in thousands of US Dollars, unless otherwise stated)

	Members' Contribution	Accumulated Deficit	Total Members' Equity
Members' equity, January 1, 2023	$180,372	$(165,224)	$15,148
Members' contribution	14,000	-	14,000
Net loss and total comprehensive loss	-	(11,515)	(11,515)
Members' equity, December 31, 2023	$194,372	$(176,739)	$17,633
Members' contribution	16,500	-	16,500
Net loss and total comprehensive loss	-	(16,351)	(16,351)
Members' equity, December 31, 2024	$210,872	$(193,090)	$17,782

The accompanying notes are an integral part of these consolidated financial statements.

ABCJ, LLC

Consolidated Statements of Cash Flows

For the years ended December 31, 2024 and 2023

(in thousands of US Dollars, unless otherwise stated)

	For the Years Ended
	December 31,
	2024	2023
Cash flows used in operating activities:
Net loss	$(16,351)	$(11,515)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	408	395
Changes in operating assets and liabilities:
Prepayment and other receivables	83	301
Trade payables	70	(4,017)
Accrued expenses and other current liabilities	(1,036)	1,845
Net cash used in operating activities	(16,826)	(12,991)

Cash flows used in investing activities:
Purchase of property and equipment	(184)	-
Cash used in investing activities	(184)	-

Cash flows from financing activities:
Contribution from members	16,500	14,000
Cash provided by financing activities	16,500	14,000

Net (decrease) increase in cash and cash equivalents	(510)	1,009
Cash and cash equivalents, beginning of year	5,381	4,372
Cash and cash equivalents, end of year	$4,871	$5,381

The accompanying notes are an integral part of these consolidated financial statements.

ABCJ, LLC

Notes to the Consolidated Financial Statements

(in thousands of US Dollars, unless otherwise stated)

1.	Organization and Description of Business

ABCJ, LLC (the "Company") was formed in Delaware on April 30, 2007, and its registered office address is located at 251 Little Falls Drive, Wilmington, DE 19808, United States. The Company is an investment holding company where its subsidiaries (together with the Company, the "Group") are engaged in the research, development, and commercialization of innovative immuno-oncology therapies. The Group is developing seviprotimut-L, a novel polyvalent shed antigens vaccine for the adjuvant treatment of melanoma.

The Group is subject to risks common to other pre-revenue biopharmaceutical companies in the R&D stage, including, but not limited to, uncertainty of successfully completing human clinical trials with seviprotimut-L, obtaining health authority approvals to commercialize and sell seviprotimut-L, competitors launching their products and therapies in the same markets and indications as seviprotimut-L, dependence on key personnel, protection of proprietary technology, and the ability to raise additional financing. There can be no assurance that these efforts will be successful.

Liquidity — The Group has incurred significant losses and negative cash flows from operations. As of December 31, 2024 and 2023, the Group had cash and cash equivalents of $4,871 and $5,381, respectively, and its accumulated deficit was $193,090 and $176,739, respectively. As further described in Note 9, the Company completed a transaction, effective from October 8, 2025, with TransCode Therapeutics, Inc. ("TransCode"), a Delaware corporation listed on the Nasdaq Stock Exchange, whereby TransCode acquired 100% of the Company's outstanding membership interests (the “Transaction”). TransCode, the immediate parent of the Company following consummation of the Transaction, has agreed to provide adequate funds to enable the Group to meet in full its financial obligations as they fall due for the next 12 months following the issuance date of these consolidated financial statements by utilizing the consideration of $25 million (of which $20 million was received, and the remaining $5 million will be due and payable upon January 1, 2026) pursuant to the investment agreement entered between TransCode and DEFJ, LLC, a Delaware limited liability company (“DEFJ”) as disclosed in Note 9. The Group has not generated any revenues to date from any of its product candidates. The Group does not anticipate generating any revenues from any of its product candidates unless and until the Group is able to successfully pass and complete required phase 2 and 3 human clinical trials, and obtain regulatory approvals to commercialize and sell any of its product candidates for the indications.

The Group assessed it has adequate resources to meet its financial liabilities and obligations as and when they fall due and has the ability to continue as a going concern for the next 12 months following the issuance date of these consolidated financial statements. Management's evaluation of the events and conditions and management's plans to mitigate these matters are also described above. Management prepared the consolidated financial statements assuming the Group will continue as a going concern. However, there is no assurance that the financing plan above can be achieved as planned. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP). The consolidated financial statements include the results of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated during consolidation.

Use of Estimates — The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. These estimates include, but are not limited to, R&D accruals; and useful lives of property and equipment. Actual results could differ from those estimates.

Cash and Cash Equivalents — The Group considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2024 and 2023, cash consists of cash deposited within banks.

Prepayment and Other Receivables — Prepayment and other receivables consist of service fees, prepaid R&D costs, other miscellaneous payments, and deposits.

ABCJ, LLC

Notes to the Consolidated Financial Statements

(in thousands of US Dollars, unless otherwise stated)

2.	SIGNIFICANT ACCOUNTING POLICIES - continued

Property and Equipment — Property and equipment are presented at cost, less accumulated depreciation. The Group provides for depreciation of fixed assets using a straight-line method based on the estimated useful life of each class of depreciable asset, as follows:

•	Lab equipment, fixture and furniture – 5 years or 20%

•	Fixture and furniture – 7 years or 14%

•	Computer software and equipment – 3 years or 33%

•	Leasehold improvement – over the lease term

Intangible Asset — The Group's intangible asset with indefinite useful life is R&D assets acquired. The intangible asset is subject to annual impairment tests or when events or circumstances indicate an intangible asset (or asset group) may be impaired. The Group tests the impairment of the intangible asset by assessing, where appropriate, the cash flows and profit projections, and the progress of the development activities. There was no impairment of intangible asset during the years ended December 31, 2024 and 2023.

General and Administrative ("G&A") Expenses — G&A expenses include but are not limited to salaries and benefits, travel, audit and professional services, legal services, consulting, information technology expenses, insurance, and general office administration and operating expenses.

Leases - The Group applies the short-term lease recognition exemption to its short-term leases of buildings (that is those leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option). Lease payments on short-term leases are recognized as an expense on a straight-line basis over the lease term.

Research and Development ("R&D") Expenses — R&D costs are expensed as incurred. R&D expenses primarily consist of costs incurred to perform R&D activities, including salaries and benefits, third-party costs of vendors to conduct research and development and clinical trial activities, and third-party contract manufacturing costs including services and the cost of materials. The Group accrues costs for its research, clinical trial and contract manufacturing activities based upon estimates of the services received and related expenses incurred that have yet to be invoiced by the contract research organizations, clinical study sites, contract manufacturers, laboratories, consultants, or other vendors that perform the activities.

R&D advance payments are deferred and expensed as the related services are performed, or materials for contract manufacturing are received. At the end of each reporting period, the Group compares the payments made to each vendor to the estimated progress toward completion of the related project. Factors that the Group considers in preparing these estimates include milestones achieved, periodic vendor confirmation, and other criteria related to the level of effort expended. These estimates are subject to change as additional information becomes available. Depending on the timing of payments to vendors and estimated services performed or materials for contract manufacturing received, the Group will record prepaid or accrued R&D expenses related to these costs.

Payments made to acquire individual R&D assets, including those made under licensing agreements deemed to have an alternative future use or related to proven products, are capitalized as intangible assets. Payments to acquire individual R&D assets that do not have an alternative future use are expensed as R&D costs.

Income Taxes — The Group incurred no income tax provision for the years ended December 31, 2024 and 2023. The Company and its subsidiary are treated as disregarded entities for federal income tax purposes.

Concentrations of Credit Risk — Financial instruments that potentially subject the Group to significant concentrations of credit risk consist primarily of cash and cash equivalents. The Group maintains deposits in reputable financial institutions. The Group has not experienced any losses in such accounts and believes it is not exposed to significant risk on its cash balances due to the financial position of the depository institution in which those deposits are held.

ABCJ, LLC

Notes to the Consolidated Financial Statements

(in thousands of US Dollars, unless otherwise stated)

2.	SIGNIFICANT ACCOUNTING POLICIES - continued

Recent Accounting Pronouncements, Adopted — In June 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standard Update ("ASU") No. 2016-13, "Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments," which was subsequently amended in November 2018 through ASU No. 2018-19, "Codification Improvements to Topic 326, Financial Instruments—Credit Losses." ASU No. 2016-13 will require entities to estimate lifetime expected credit losses for trade and other receivables, net investments in leases, financing receivables, debt securities and other instruments, which will result in earlier recognition of credit losses. Further, the new credit loss model will affect how entities in all industries estimate their allowance for losses for receivables that are current with respect to their payment terms. ASU No. 2018-19 further clarifies that receivables arising from operating leases are not within the scope of Topic 326. Instead, impairment from receivables of operating leases should be accounted for in accordance with Topic 842, Leases. As per the latest ASU 2020-02, FASB deferred the timelines for certain small public and private entities, thus the new guidance will be adopted by the Group for the annual reporting period beginning January 1, 2023, including interim periods within that annual reporting period. The standard will apply as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Group adopted this standard on January 1, 2023, and the standard did not have a material impact on its results of operations, financial condition, and financial statement disclosures.

Recent Accounting Pronouncements, Not Yet Adopted — In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU No. 2023-09”), which intends to improve income tax disclosures. The guidance requires disclosure of disaggregated income taxes paid, prescribes standardized categories for the components of the effective tax rate reconciliation, and modifies other income tax-related disclosures. The standard will be effective for the Group beginning with its reporting for annual periods beginning after December 15, 2025, with early adoption permitted. The Group is currently evaluating the impact of this standard on its income tax disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement-Reporting Comprehensive Income Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, requiring public entities to disclose additional information about specific expense categories in the notes to the financial statements on an interim and annual basis. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027, with early adoption permitted. The Group is currently evaluating the impact from the adoption of this ASU on its consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Group's consolidated financial statements upon adoption.

3.	INTANGIBLE ASSET

The amount recognized on the balance sheet as an intangible asset relates to technology and know-how acquired with indefinite useful life. During the years ended December 31, 2024 and 2023, no impairment was recognized.

4.	Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consisted of the following:

	As of December 31,
	2024	2023
Accrued payroll and bonus	$702	$635
Accrued research and development	1,011	2,081
Other accrued expenses	28	61
	$1,741	$2,777

ABCJ, LLC

Notes to the Consolidated Financial Statements

(in thousands of US Dollars, unless otherwise stated)

5.	BALANCES WITH INTERMEDIATE HOLDING COMPANY AND FELLOW SUBSIDIARY

The balances represent amounts due to intermediate holding company, Conjoint Inc., of $4 and fellow subsidiary, Fonjoint LLC, of $2 at December 31, 2024 and 2023. The amounts were unsecured, non-interest bearing and repayable on demand.

6.	Members’ Equity

The Company is a Delaware limited liability company. Members' equity consists of capital contributions from members, accumulated deficit attributable to members, and distributions.

The Company may make distributions to members at the discretion of the Board of Managers in accordance with the terms of the LLC Agreement. No distributions were made during the years ended December 31, 2024 and 2023.

7.	INCOME TAXES

The Company and its subsidiary, Polynoma LLC, incurred no income tax provision for the years ended December 31, 2024 and 2023. The Company and Polynoma LLC are disregarded entities in the United States and their losses are included in the tax reporting of its parent. The other subsidiary of the Company, Polynoma Inc., is inactive and did not have any income and expense for the years ended December 31, 2024 and 2023. As such, the Group is not subject to income tax and the net effective tax rate for the Group is 0%.

8.	CONTINGENCIES

From time to time, the Group may be involved in various claims and legal disputes or proceedings arising in the ordinary course of business. The Group is not currently a party to any material legal proceedings the outcome of which the Group believes, if determined adversely to the Group, would individually or in the aggregate have a material adverse effect on the Group's business or financial condition.

9.	SUBSEQUENT EVENTS

The Group has evaluated the effects of subsequent events on its financial statements through December 23, 2025, which is the date the financial statements were available to be issued.

On October 8, 2025, TransCode Therapeutics, Inc. ("TransCode"), a Delaware corporation, entered into a membership interest purchase agreement with DEFJ, a subsidiary of CK Life Sciences Int’l., (Holdings) Inc., pursuant to which TransCode acquired 100% of the issued and outstanding membership interests of the Company, for a total consideration of $125,000.

Concurrent with this acquisition, TransCode entered into an investment agreement on October 8, 2025, with DEFJ for an aggregate consideration of $25,000, consisting of $20,000 in cash and a promissory note with an aggregate principal amount of $5,000.